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                                                                   EXHIBIT 10.50

                          WAREHOUSING SERVICES CONTRACT


                  THIS AGREEMENT (the "Agreement"), made and entered into this 2nd day of March, 1999, by and between GT INTERACTIVE SOFTWARE CORP. (hereinafter "GT Interactive" or "Depositor"), a Delaware corporation, with a place of business at 417 5TH AVENUE, NEW YORK, NY 10016, and ARNOLD TRANSPORTATION SERVICES, INC.,t/d/b/a ARNOLD LOGISTICS (hereafter
"Warehouseman"), a Pennsylvania corporation with a place of business at 4410 INDUSTRIAL PARK ROAD, CAMP HILL, PA 17011.

                                   WITNESSETH:

WHEREAS, Warehouseman operates a commercial warehousing operation at its above stated place of business and at the facilities (hereinafter, the "Facilities") described on APPENDIX A hereto (which APPENDIX A, together with APPENDIX B and the Exhibits hereto, is incorporated by reference in and shall for all purposes be deemed a part of this Agreement); and

WHEREAS, the Facilities are located on two parcels of land (individually a "Parcel", and collectively the "Parcels"), title to each of which is in the name of Warehouseman; and

WHEREAS, the parties hereto desire that Depositor shall store certain goods and materials at the Facilities and that Warehouseman shall perform certain services for Depositor in connection therewith; and

WHEREAS, the parties hereto desire to enter into an agreement covering all such goods and materials placed in storage at the Facilities and all such services to be performed by Warehouseman.

NOW, THEREFORE, the parties hereto agree as follows:

                                     GENERAL

1. Warehouseman is and shall be at all times an independent contractor and shall have exclusive control and direction of Warehouseman's employees engaged in performing services for Depositor. Neither Warehouseman nor its employees, agents and/or representatives will be treated as an employee of Depositor for any purpose whatsoever. Warehouseman assumes full responsibility for the payment of local, state and federal payroll taxes or contributions or taxes for unemployment insurance, old age pensions, worker's compensation, or other social security and related protection, and any other expenses whatsoever that might arise with respect to Warehouseman's employees, independent contractors or agents engaged in the performance of such services and agrees to comply with applicable rules and regulations promulgated under such laws.
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         Warehouseman shall, at its sole cost and expense, comply with all laws, regulations and ordinances, and all agreements by which it is bound, applicable to its performance of services hereunder and shall procure and maintain all such consents, licenses and permits as may be required by local, state or federal authorities or other third parties with respect to such performance.

         In performing its obligations under this Agreement Warehouseman shall employ a standard of care commensurate with the highest standards for the industry.

         Warehouseman shall have no authority to enter into any agreement or make any representation, commitment or warranty binding upon Depositor or to incur any liability or obligation on behalf of Depositor.

         At Depositor's request Warehouseman shall allow a representative or representatives of Depositor access to the Facilities to monitor the performance of the services to be provided hereunder.

         Warehouseman shall promptly notify Depositor of any material development, including, without limitation, the commencement of any suit, action, investigation or other proceeding which in Warehouseman's reasonable judgment could have a material adverse effect on Warehouseman's ability to perform its obligations hereunder.

         Depositor shall tender for storage only goods and materials that are of the nature and type contemplated by the parties upon execution of this Agreement, including, without limitation: computer software, books and manuals and other goods and materials currently used or sold by Depositor in the ordinary course of its computer software business. None of the goods and materials tendered shall be of a toxic or hazardous nature unless Depositor has given Warehouseman ninety (90) days advance written notice of the toxic or hazardous nature of the materials and Depositor has agreed in writing to accept the materials, provided, however, that additional charges may be assessed by Warehouseman for storage of such materials. None of the goods and materials tendered for storage shall constitute illegal contraband or paraphernalia, the possession and/or storage of which is prohibited under state or Federal law. Depositor warrants that all goods and materials will be in compliance with all state and Federal copyright and trademark laws and will not be subject to seizure for violation of any such laws.

                                EQUAL OPPORTUNITY

2. Warehouseman's implementation of this agreement will be carried out in compliance with all federal and state laws regulating discrimination in employment. Specifically, Warehouseman agrees that it will not discriminate by reason of race, color, creed, religion, national origin, age or gender.
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                              SETTING UP OF SYSTEM

2A Warehouseman shall purchase and cause to be installed in the Facilities a Dorner Manufacturing Corp. Sortation System as specified in Dorner's proposal number 2137, a copy of which has been delivered to Depositor, (the "Sortation System"). Warehouseman covenants that the Sortation System will be capable of performing Warehouseman's obligations under this Agreement. Warehouseman agrees that if such Sortation System has not been installed and is not fully operational by July 15, 1999, Depositor shall have the right, in its sole discretion, to terminate this Agreement without payment of any Termination Premium, any Asset Payment or any other payment of any kind.

         The parties agree that they will cooperate fully in establishing the electronic interfaces necessary to communicate such order, inventory and other information as may be necessary to implement the procedures described in and otherwise effect the purposes of this Agreement. The parties understand that the electronic communication system must allow Depositor to access Warehouseman's computer system directly from Depositor's computer system, to the extent, but only to the extent, necessary for Depositor to verify the completeness and accuracy of Warehouseman's records in connection with the performance of its obligations hereunder.

         Depositor shall install a frame relay circuit running from Depositor's principal place of business in New York City to Warehouseman's computer center in Lebanon, Pennsylvania. Depositor shall further provide an NT Server and hub for facilitating electronic communications between the parties, with the server to be installed at Warehouseman's computer center in Lebanon, Pennsylvania, on the public side of Warehouseman's computer security "firewall." Warehouseman's internal communications network shall connect the NT server and hub to Warehouseman's IBM AS400 on the private side of Warehouseman's computer security "firewall." The conduit from the public side of the security firewall to the private side of the security firewall shall remain open as required to permit full performance of the parties' obligations under this agreement.

                              STORAGE AND HANDLING

3. In consideration of the storage and handling charges herein provided, Warehouseman agrees to receive, handle, store and distribute goods and materials of Depositor at and from Warehouseman's Facilities. Warehouseman shall provide sufficient and suitable personnel, equipment and other accessories necessary or incidental to the efficient and safe performance of such receiving, handling, storage and distribution services in accordance with the terms hereof. Except as otherwise expressly agreed to by Depositor in this Agreement, Warehouseman shall be responsible for all expenses it incurs directly or indirectly, in the performance of this Agreement, and shall not incur any expense for Depositor's account. Warehouseman shall promptly unload inbound carriers and load carriers for outbound shipments.
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                                 SPACE AVAILABLE

4. Warehouseman guarantees that the quantity of space set forth on APPENDIX A shall be available for Depositor's goods and materials and that such amount represents the entire amount of space available at the Facilities. It is understood, however, that there may be times when Depositor's goods and materials will not occupy the entire space available at the Facilities. In the event that space is available in the Facilities, Warehouseman shall have the right to use the available space for the storage and handling of goods and material of persons other than Depositor (an "Alternative Use"); provided, however, that no such Alternative Use shall be allowed without Depositor's advance written consent, which shall not be unreasonably withheld. It is further understood that reasonable causes for Depositor's refusal to allow an Alternative Use shall include, but not be limited to, the following: (i) Depositor's expectation that it will use the space itself during the time of the proposed Alternative Use, or at any time after the Alternative Use where Depositor's expected use would be adversely affected by such Alternative Use; and (ii) Depositor's belief that the proposed Alternative Use would create a hazard or otherwise increase the likelihood of damage to Depositor's goods and materials.

         As of the date hereof, Warehouseman has good and valid title to the Facilities, including the real property on which they are located, free and clear of any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever ("Encumbrances"), other than those Encumbrances set forth on
         Schedule 4 to this Agreement.

         Warehouseman agrees that it will not sell, or otherwise transfer either Parcel, or pledge, mortgage, hypothecate or otherwise subject either Parcel to any Encumbrance, unless (i) the other Parcel is simultaneously sold, otherwise transferred, pledged, mortgaged, hypothecated or otherwise subjected to an Encumbrance to the same party on the same terms and (ii) such party agrees in writing to be bound by the terms of this Agreement.

         Notwithstanding any other provisions of this Agreement to the contrary, Warehouseman may not assign its obligations to provide the services described in this Agreement without the prior written consent of Depositor.

         Immediately upon the execution of this Agreement Warehouseman shall file, or caused to be filed, in the Office of the Recorder of Deeds, Lancaster County Courthouse, 50 North Duke Street, Lancaster, PA 17603, a Memorandum of Agreement, pursuant to Title 21, Section 405 of the Pennsylvania Statutes (21 P.S. Section 405), in substantially the form of Exhibit A hereto.

                 (SEE APPENDIX A FOR OUTLINE OF STORAGE CHARGES)
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                               RATES AND SERVICES

5. Warehouseman will submit weekly statements for services performed for Depositor for the period covered by each statement. Payment is due 30 days after invoice date, subject to a 1% per month late charge after an additional 30 days.

         Failure to pay within 60 days of invoice date shall at Warehouseman's option be cause for termination, except where the Depositor is contesting such invoice in good faith. Termination Premium and Asset Payment (SEE APPENDIX A) will apply in the event of termination by Warehouseman for such failure to pay, which shall constitute a termination by Warehouseman with Cause hereunder, and Warehouseman shall be relieved of any obligation it may have to perform services hereunder.

         Depositor will arrange to provide for the benefit of Warehouseman a $500,000 Letter of Credit in substantially the form of Exhibit B hereto. Warehouseman covenants that it will provide whatever documentation may be required to waive any liens it may have on any of Depositor's goods and materials to actual or potential lenders to Depositor.

         Rates are firm for years 1 & 2 of contract. At the beginning of each of years 3, 4 and 5 rates may be increased by the lesser of (i) any increase in the Consumer Price Index for All Urban Consumers for the U.S. City Average for All Items, 1982-84=100 (the "CPI"), and (ii) 5%.

               (SEE APPENDIX A FOR OUTLINE OF RATES AND SERVICES)

                              ROUTING OF SHIPMENTS

6. Shipments of goods and materials are to be consigned to Depositor in care of Warehouseman. The bill of lading and manifest of contents are to be received by Warehouseman before arrival of the shipment.

                                      LIENS

7. All goods and materials of depositor that are stored at Warehouseman's Facilities or otherwise in Warehouseman's possession shall at all times remain the property of Depositor for all purposes, and neither Warehouseman nor any creditor of Warehouseman shall have a lien on such goods and materials, and Warehouseman hereby waives any and all liens or other interests in such goods and materials it may have as a matter of law or otherwise. Warehouseman shall return to Depositor any and all goods and materials requested by Depositor as soon as reasonably practicable after such request. Warehouseman shall not sell, assign, loan, lease, borrow against, pledge or mortgage such goods and materials to any other person or entity. All Depositor's goods and materials shall be clearly and prominently labelled as Depositor's property and shall be maintained by Warehouseman in a designated area, segregated from other materials or products. Warehouseman shall not represent to
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         any person that such goods and materials are Warehouseman's own property or the property of a third party.

                              DELIVERY REQUIREMENTS

8. No goods or materials shall be delivered or transferred except upon receipt by the Warehouseman of complete instructions from the Depositor. When no negotiable receipt is outstanding, goods and materials may be delivered upon instructions by telephone or electronic mail as set forth on APPENDIX A hereto. When a negotiable receipt has been issued, no goods or materials covered by that receipt shall be delivered, or transferred on the books of the Warehouseman, unless the receipt, properly endorsed, is surrendered for cancellation, or for endorsement of partial delivery thereon.

         When goods and materials are ordered out, Warehouseman shall carry out instructions as described in APPENDIX A, and, if he is unable because of acts of God, or any reason beyond the Warehouseman's reasonable control, or because of loss or destruction of the goods and materials for which Warehouseman is not liable (SEE APPENDIX A FOR DETAILS), the Warehouseman shall not be liable for failure to carry out such instructions, but the goods and materials remaining in storage contrary to such instructions will be held at no cost to the Depositor.

         Warehouseman will not be responsible for misdeliveries made in good faith in reliance on orders given by ostensible or alleged agents, representatives or employees of Depositor when such orders are given in the manner prescribed in this Agreement.

         Warehouseman will not be responsible for loss or damage occasioned by any misunderstanding of orders or instructions received or taken by telephone in the manner prescribed in this Agreement.

                                   ACCEPTANCE

9. In the event that goods and materials other than computer software, books and manuals and other goods and materials used or sold by Depositor in the ordinary course of its business are tendered for storage, Warehouseman may refuse to accept such goods and materials for storage if in its reasonable judgment storage of such goods and materials would be dangerous or prejudicial to other goods in storage in the Facilities owned by someone other than Depositor. If Warehouseman accepts such goods and materials for storage, Depositor agrees to the rates and charges set forth in APPENDIX A and the billing and other terms of this Agreement.

                               TENDER FOR STORAGE

10. All goods and materials for storage at the Facilities shall be delivered at the Facilities properly marked and packaged for handling. The Depositor shall furnish at or prior to such delivery by electronic means or otherwise a manifest showing marks, brands,
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         or sizes to be kept accounted for separately and the class of storage and other services desired, if any and otherwise complying with the provisions of APPENDIX A.

               TRANSFER, TERMINATION OF STORAGE, REMOVAL OF GOODS

11. Instructions to transfer goods or materials on the books of the Warehouseman are not effective until delivered to and accepted by Warehouseman, and all charges up to the time of receipt of instructions to transfer are chargeable to the Depositor. If transfer involves rehandling the goods and materials such will be subject to the charges described on APPENDIX A.

         All Depositor's goods and materials shall be stored in the space as described in Section 4 hereof. Notwithstanding the immediately preceding sentence, with the prior approval of Depositor, Warehouseman may move the goods and materials herein described between Depositor exclusive storage rooms within the Facilities or remove said goods and materials to any other warehouse operated by it. If in Warehouseman's reasonable judgment at any time during the bailment the continued storage of Depositor's goods and materials shall pose a material risk to the Facilities or to Warehouseman's Employees, Warehouseman may terminate the bailment by notifying Depositor of such termination, and requiring the removal of such goods and materials. Depositor agrees that within one hundred-eighty (180) days after receipt of such notices it will provide transportation for the removal of said goods and materials. Any such termination shall be considered a termination by Warehouseman with Cause.

                              TRANSITION PROVISIONS

11.A The parties agree that notwithstanding the expiration or any termination of this Agreement (other than a termination by Warehouseman with Cause pursuant to Section 5 hereof), during the time before (i) the final removal of Depositor's goods and materials from the Facilities, or (ii) the full assumption of Warehouseman's duties hereunder by Depositor or its designee, as the case may be, the parties will perform their obligations under this Agreement in good faith, so that there will be no disruption in the ordinary course of Depositor's business.

         The parties further agree that, in the event that Warehouseman shall cease to perform its duties hereunder, Warehouseman shall nonetheless, upon the request of Depositor, cooperate fully in providing such liaison and assistance as may be reasonably necessary to enable Depositor or its designee to provide the services provided by Warehouseman pursuant to this Agreement and to effect an orderly and efficient transition of such services. Depositor will pay Warehouseman the then current rates under this Agreement for any services Warehouseman continues to provide hereunder at Depositor's request after termination or expiration of this Agreement.

         Warehouseman understands that in the event it requires Depositor to remove Depositor's goods and materials from the Facilities Depositor's business will be significantly disrupted, and Warehouseman therefore agrees that in the event it shall terminate this Agreement without Cause it shall pay Depositor the sum of $1,000,000.

         Unless this Agreement specifies otherwise (as for example, with respect to a termination by Warehouseman with Cause pursuant to Section 5 hereof), any termination of this Agreement by Warehouseman shall be considered a termination without Cause.

                                SPECIAL SERVICES

12. Warehouseman will not be responsible for any special service not expressly undertaken by him in writing.

                              VALUE OF MERCHANDISE

13. The rates charged have been fixed on the basis that for the purpose of fixing the maximum limit of the amount of any liability the Warehouseman may incur as a result of loss or damage to goods, the value of the commodities stored is agreed not to exceed an amount equal to FIVE DOLLARS PER POUND or the actual value of the commodities, whichever is the smaller amount. Total liability of Warehouseman is limited to FIFTY MILLION DOLLARS ($50,000,000.00) PER WAREHOUSE, OR ONE HUNDRED MILLION DOLLARS ($100,000,000.00) IN TOTAL. Depositor may declare in writing a higher value, but for the purpose of fixing the maximum limit of the Warehouseman's liability for loss or damage, the value of the goods shall in no event be deemed to exceed their actual value.

                                    INSURANCE

14. Rates do not include fire or other insurance covering the goods. Other than with respect to the insurance listed on the Certificate of Insurance, Warehouseman will not arrange for insurance unless instructed to do so in writing and all premiums incurred with respect to such insurance shall be borne by Depositor. Warehouseman agrees to provide and maintain type and amounts set forth on the Certificate of Insurance attached hereto as Exhibit C.

                             RESPONSIBILITY FOR LOSS

15. Warehouseman is not responsible for loss or damage caused by fires, riots, strikes, insurrections, or from inherent or perishable quantities of the merchandise, or other causes beyond his control unless such loss or damage be caused by the failure of the Warehouseman to exercise the ordinary care and diligence required of it by law. Warehouseman shall maintain and preserve Depositor's goods and materials stored on its premises in as good condition as that they were in when received and shall take all reasonable actions as may be necessary to protect such goods and materials from damage or loss, and shall at all times meet the levels of inventory accuracy, shrinkage, damage and other Measurements set forth on APPENDIX A.

         Upon request of Depositor and after reasonable notice to Warehouseman, Depositor shall be allowed to make, at Depositor's expense, on site audits of Depositor's goods and materials stored at Warehouseman's Facilities, and Warehouseman shall allow Depositor and its agents, attorneys and accountants access to the Facilities for such purpose; provided that such audits and inspections are conducted by Depositor's personnel or authorized representatives in a manner and at a time reasonably convenient to both parties.

                                     CLAIMS

16. As a condition precedent to recovery, claims for loss or damage must be made in writing within ninety (90) days after the merchandise is delivered from the Facilities or, in the case of failure to make delivery, then within ninety (90) days after delivery of the last package of the lot in Warehouseman's apparent possession.

         Claims for loss, damage or delay (when applicable) shall be paid or denied by Warehouseman within sixty (60) days of filing by Depositor.

                                   CONVERSIONS

17. As a condition of storage, the failure of Warehouseman to deliver goods to any person entitled thereto shall not constitute a conversion of goods nor subject Warehouseman to any liability whatsoever when such non-delivery results from causes arising from strikes, lockouts, work stoppages, or restraints of labor from whatever cause. In cases of non-delivery or suspension of services for such causes, Warehouseman shall use its best efforts to restore service as soon as practicable, provided, however, that if such suspension continues for five (5) consecutive days, or for ten (10) days in any twenty (20) day period, Depositor may terminate this Agreement without any liability upon written notice to Warehouseman. Depositor agrees that within two hundred and seventy (270) days after the giving of this termination notice it will provide transportation for the removal of its goods and materials stored at the Facilities. Depositor will be responsible for paying Warehouseman all charges and costs incurred by Warehouseman, that are otherwise payable to Warehouseman pursuant to the terms of this Agreement, to the date the last of Depositor's goods and materials are removed from the Facility (the "Removal Date"). The parties agree that, notwithstanding the giving of the termination notice, they shall perform their obligations under this Agreement in good faith, so that there will be no disruption of the ordinary course of Depositor's business, until the Removal Date.

                                     NOTICES

18. All notices required to be given under the terms of this Agreement or which either party hereto may desire to give to the other, unless pursuant to the terms of this Agreement such notice may be given by electronic means, shall be in writing signed by or on behalf of the party giving the same and sent by certified mail to the addresses set forth below or at such other address as either party may furnish to the other in writing.

                  If to Depositor, to:

                                    GT Interactive Software Corp.
                                    417 5th Avenue
                                    New York, NY 10016
                                    Attn:  Alan Behr, Esq.
                                    Peter White

                  with a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY 10022
                                    Attn: David P. Levin, Esq.

                  If to Warehouseman, to:

                                    Arnold Logistics
                                    4410 Industrial Park Road
                                    Camp Hill, PA  17011
                                    Attn: Douglas Enck, VP/General Manager

                  with a copy to:

                                    Keefer Wood Allen & Rahal, LLP
                                    210 Walnut Street
                                    Harrisburg, PA  17101
                                    Attn:  Eugene E. Pepinsky, Esq.
                                            Gary E. French, Esq.

                                 BINDING EFFECT

19. The provisions of this Agreement, and the attached schedules, shall apply to and bind Depositor and Warehouseman, their heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned by Warehouseman, whether by operation of law and otherwise, without the prior written consent of Depositor.

                                 CONFIDENTIALITY

20. Warehouseman understands and agrees that the terms and conditions of this Agreement, all documents referenced herein, communications between the parties regarding this Agreement or the services to be provided hereunder, all plans, designs, drawings, trade secrets, customers, suppliers, and the terms of any agreements with customers or suppliers, business and other proprietary information of Depositor which is disclosed in connection with this Agreement (all such information, collectively, "Confidential Information"), shall at all times, except as provided herein, be held in strict confidence and be protected from disclosure to any third party, provided, however that Warehouseman may disclose such Confidential Information to those of its employees, agents and advisors who are required to use such Confidential Information in connection with the activities contemplated by this Agreement and who are advised of this Agreement and agree to be bound by the confidentiality provisions hereof. Warehouseman agrees that it shall, and it shall cause its directors, officers, employees, independent contractors and other agents who may receive Confidential Information to, (i) use the Confidential Information only for the purposes set forth in this Agreement, (ii) refrain from reproducing such Confidential Information in any form or from orally communicating such Confidential Information except as required to perform Warehouseman's obligations under this Agreement. All Confidential Information shall remain the property of the Depositor. For purposes of this Agreement "Confidential Information" shall not include information that has been or is (i) was generally known or generally available to the public prior to its disclosure to Warehouseman, (ii) becomes generally known or generally available to the public subsequent to its disclosure to Warehouseman through no wrongful act of any person, or
         (iii) which Warehouseman is required to disclose by rules, statutes and regulations (provided that Warehouseman provides Depositor with prior notice of the contemplated disclosure and reasonably cooperates with Depositor at Depositor's expense in seeking a protective order or other appropriate protection of such information). Warehouseman further agrees that it shall return such Confidential Information and any copies thereof to Depositor upon Depositor's written request or, in any event upon termination of this Agreement.

         The parties agree that neither party will issue any public statement announcing the existence of this Agreement without the prior consent of the other party, which shall not be unreasonably withheld, except as such party believes in good faith (upon advice of counsel) is required by law and following notice to the other party.

                     SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF

21. Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any of the covenants contained in this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled (without posting any bond or proving that monetary damages would not be adequate) to an injunction or injunctions to prevent breaches of the covenants contained in this Agreement and to enforce specifically this Agreement and the covenants herein, in addition to any other remedy to which such other party may be entitled at law or in equity.

                              YEAR 2000 COMPLIANCE

22. Warehouseman covenants and agrees that software products or services owned, provided or otherwise developed by Warehouseman, or used in the fulfillment of Warehouseman's obligations hereunder, which incorporate any date-related information or otherwise process any date-related information, will, on or before August 1, 1999, and at all times thereafter until the termination of this Agreement, provide, among other things, the following functionality: (i) accurate processing of date-related information before, during and after January 1, 2000, including accepting the date input, providing the date output, and performing calculations on dates or portions of dates; (ii) accurate functioning without interruption before, during and after January 1, 2000 without any change in operation associated with the advent of the new century; (iii) ability to respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) the ability to store and provide output date information in ways that are unambiguous as to the century.

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

23. Each party hereby represents and warrants (with respect to itself) to the other party that:

         i. It has full power and authority to enter into and perform its obligations under this Agreement;

         ii. This Agreement has been duly and validly authorized, executed and delivered on behalf of such party and is a legal, valid and binding agreement of such party enforceable in accordance with its terms;

         iii. The execution and delivery of this Agreement, the incurrence of the obligations set forth in this Agreement and the performance of such obligations will not violate, or constitute a breach of or default under, the governing documents of such party or any material agreement or instrument by which it or any of its property is bound, or to the best of such party's knowledge, any law, rule, regulation, order, license, permit, consent, authorization or approval applicable to such party of any local, state or federal governmental authority or administrative agency or self-regulatory authority having jurisdiction over such party or its property.

         iv. There is not pending, nor, to the best of such party's knowledge, threatened, any action, suit or proceeding before or by any court or other local, state or federal governmental authority or administrative agency or self-regulatory agency which might reasonably be expected to have a material adverse effect on such party's ability to perform its obligations under this Agreement.

         v. No consent, approval, authorization or order of any local, state or federal governmental authority or administrative agency, or any third party is required on the part of such party for the execution, delivery and performance of this Agreement by such party.

                                 INDEMNIFICATION

23A. Warehouseman shall indemnify and hold harmless Depositor and its officers, directors, employees and affiliates from and against any liability, damage, loss, cost or expense including, without limitation, reasonable attorney's fees and expenses arising out of or resulting from Warehouseman's negligence, willful misconduct or breach of any of its representations, warranties or obligations under this Agreement.

         Depositor shall indemnify and hold harmless Warehouseman and its officers, directors, employees and affiliates from and against any liability, damage, loss, cost or expense including, without limitation, reasonable attorney's fees and expenses arising out of or resulting from Depositor's negligence, willful misconduct or breach of any of its representations, warranties or obligations under this Agreement.


                            INVALIDITY OF PROVISIONS

24. Should any part of this agreement for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall continue in full force and effect as if this agreement had been executed with the invalid portion hereof eliminated, it being the intention of the parties that they would have executed the remaining portion of this agreement without including any such part, parts or portions which may for any reason be hereafter declared invalid.

                               DISPUTE RESOLUTION

25. Any controversy or claim that may arise between the Depositor and Warehouseman relating to the services provided hereunder, including performance or lack thereof, by either party in which the claimed amount is fifty thousand dollars ($50,000) or less shall be settled by arbitration administered by the American Arbitration Association before a sole arbitrator in accordance with its Commercial Rules and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any dispute or claim having a value greater than fifty thousand dollars ($50,000), either party may initiate litigation.

                              WAIVER AND DISCHARGE

26. This agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this agreement shall in no way be construed as a waiver of any such provision, or in any way to affect the validity of this agreement or any part thereof or the right of any party thereafter to enforce each and every provision. No waiver of any breach of this agreement shall be held to be a waiver of any other or subsequent breach

                                      TERM

27. The Term of this Agreement shall commence on the date hereof and, unless sooner terminated pursuant to the terms hereof shall continue in effect until August 1, 2004 (the "Initial Period"), and thereafter shall be extended for two successive 12-month periods (each an "Extended Period") unless either party gives the other written notice at least six months prior to the end of such period that the term shall not be extended. Unless otherwise agreed by the parties in writing the rates and charges payable pursuant hereto during any Extended Period shall be equal to the rates and charges for the immediately preceding 12-month period.

                                    SURVIVAL

28. The expiration or termination of this Agreement shall not release the parties from liabilities and obligations accrued as to the date thereof. In the event of such expiration or termination the indemnification and confidentiality obligations of the parties and any other obligations of the parties which by their terms are to be performed or complied with subsequent to the expiration or termination of this Agreement shall survive and continue in effect.

                              NO THIRD PARTY RIGHTS

29. The provisions of this Agreement are for the exclusive benefit of the parties to this Agreement, and no other person (including without limitation any creditor of any party to this Agreement) shall have any right or claim against any party to this Agreement by reason of those provisions or be entitled to enforce any of those provisions against any party to this Agreement.

                           RELATIONSHIP OF THE PARTIES

30. This Agreement shall not constitute or be construed as creating a partnership or joint venture between the parties and neither party shall be liable for any debts or obligations of the other party. Neither party shall be in any way considered as being an agent or representative of the other party in any dealings with any third party, and neither party may act for, or bind, the other party in any such dealings.

                               TIME OF THE ESSENCE

31. Time is of the essence in the performance of this Agreement.

                               FURTHER ASSURANCES

32. Each party agrees to execute and deliver any and all such other and additional instruments and documents and do any and all such other acts and things as may be necessary or expedient to effectuate more fully this Agreement and to carry out the business contemplated by this Agreement.

                                ENTIRE AGREEMENT

33. This Agreement, including the Schedules and Appendices attached hereto, contains every obligation and understanding between the parties relating to the subject hereof and merges all prior discussions, negotiations and agreements, if any, between the parties, and neither party shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

                                  GOVERNING LAW

34. This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of laws provisions thereof.

                                  COUNTERPARTS

35. This Agreement may be executed in two counterparts which when taken together shall constitute one and the same agreement. Signatures may be by facsimile.

DEPOSITOR AND WAREHOUSEMAN HAVE HERE UNTO SET THEIR HANDS AND SEALS THE DATE AND YEAR ABOVE WRITTEN, AND HEREBY ACKNOWLEDGE HAVING READ THIS AGREEMENT, UNDERSTANDING ITS LANGUAGE AND AGREEING TO ITS CONDITIONS.



                                  GT INTERACTIVE SOFTWARE CORP.


                                  By:  /s/ DAVID CHEMEROW
                                       ----------------------------------------
                                           David Chemerow
                                           President and Chief Operation Officer



                                  ARNOLD TRANSPORTATION SERVICES, INC.,
                                  t/d/b/a AS ARNOLD LOGISTICS


                                  By: /s/ DOUGLAS B. ENCK
                                      -----------------------------------------
                                          Douglas B. Enck
                                          Vice President/ General Manager